Exhibit 99.1

July 30, 2015	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners to Further Expand Permian Basin
Capacity to Serve Natural Gas Markets in Mexico

TULSA, Okla. – July 30, 2015 – ONEOK Partners, L.P. (NYSE: OKS) today announced plans to invest $70 million to $100 million to expand its ONEOK WesTex Transmission (ONEOK WesTex) intrastate natural gas pipeline system by increasing its throughput capacity by 260 million cubic feet per day (MMcf/d) of natural gas by the first quarter 2017.

“This expansion project is complementary to our recently announced Roadrunner Gas Transmission pipeline project. These integrated assets will provide markets in Mexico access to upstream supply basins in West Texas and the Mid-Continent, which adds location and price diversity to their supply mix,” said Terry K. Spencer, president and chief executive officer of ONEOK Partners.

The ONEOK WesTex expansion project, located in the Texas Panhandle and the Permian Basin in West Texas, includes the construction of two new compressor stations and upgrades or expansions to three existing compressor stations. Total added horsepower is expected to be approximately 38,800. ONEOK WesTex, which had qualifying open season bids in excess of 500 MMcf/d, will utilize 240 MMcf/d of existing capacity and create additional capacity by expanding its system by 260 MMcf/d. Ninety percent of this total available capacity was subscribed with firm take-or-pay agreements through an open season process that ran from Feb. 2, 2015, to Feb. 27, 2015.

The Comisión Federal de Electricidad (CFE), Mexico’s national electric utility, has agreed to be the anchor shipper and has subscribed to firm capacity (take-or-pay) for a 25-year term. CFE generates, distributes and markets electric power for almost 35.3 million customers in Mexico. According to the CFE, this long-term transportation position supports CFE’s strategy to bring natural gas to Mexico, which is a cleaner and less expensive fuel alternative for power generation in Mexico.

“Through the Roadrunner project, we are pleased to have developed a strategic relationship with the CFE. This expansion of ONEOK’s WesTex pipeline system will deepen

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ONEOK Partners to Further Expand Permian Basin
Capacity to Serve Natural Gas Markets in Mexico

this relationship while adding an additional source of fee-based earnings to ONEOK Partners,” continued Spencer.

The capacity is available in two phases. The first phase of capacity is approximately 100 MMcf/d and will be available in the first quarter 2016. The second phase of capacity is approximately 400 MMcf/d and will be available in the first quarter 2017.

ONEOK WesTex Transmission is an intrastate natural gas pipeline system operating within Texas, consisting of approximately 2,227 miles of pipeline. This project is subject to receipt of customary governmental approvals.

The Roadrunner Gas Transmission pipeline project is a 50-50 joint venture with a subsidiary of Fermaca Infrastructure B.V. (Fermaca), a Mexico City-based natural gas infrastructure company that will transport natural gas from the Permian Basin in West Texas to Mexico. It includes approximately 200 miles of new, 30-inch diameter pipeline currently designed to transport up to 640 million cubic feet per day (MMcf/d) of natural gas, with up to 570 MMcf/d to be transported to Mexico’s growing markets. The pipeline will extend from ONEOK WesTex’s natural gas pipeline system at Coyanosa, Texas, west to a new international border-crossing connection at the U.S. and Mexico border near San Elizario, Texas.

This project is expected to generate an adjusted EBITDA multiple of five to seven times. The incremental earnings from this project are expected to increase distributable cash flow and value to unitholders supporting future cash distributions.

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES:

Adjusted EBITDA and distributable cash flow (DCF) levels are financial measures not defined by the generally accepted accounting principles in the United States (GAAP). ONEOK Partners has disclosed in this news release anticipated adjusted EBITDA and DCF levels that are non-GAAP financial measures. Adjusted EBITDA and DCF are used as a measure of the partnership’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, income taxes and allowance for equity funds used during construction and certain other items. DCF is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, adjusted for cash distributions received and certain other items.

The partnership believes the non-GAAP financial measures described above are useful to investors because these measurements are used by many companies in its industry to measure financial performance and are commonly employed by financial analysts and others to evaluate the financial performance of the partnership and to compare the financial performance of the partnership with the performance of other publicly traded partnerships within its industry.

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ONEOK Partners to Further Expand Permian Basin
Capacity to Serve Natural Gas Markets in Mexico

The GAAP measure most directly comparable to adjusted EBITDA and DCF is net income. Adjusted EBITDA and DCF should not be considered an alternative to net income, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that is available for distributions or that is planned to be distributed for a given period nor do they equate to available cash as defined in the partnership agreement.

This news release references forward-looking estimates of annual adjusted EBITDA and adjusted EBITDA investment multiples projected to be generated by this project. A reconciliation of estimated adjusted EBITDA to GAAP net income is not provided because the GAAP net income generated by the project is not available without unreasonable efforts.

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play publicly traded general partner, which owns 36.8 percent of the overall partnership interest, as of June 30, 2015.
For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

Some of the statements contained or incorporated in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to the proposed construction and capacity of the Roadrunner project and related infrastructure, the schedule and costs to complete the proposed project and related infrastructure, and potential future cross-border development opportunities related to the proposed project. These forward-looking statements are made in reliance on the safe-harbor protections provided under federal securities legislation and other applicable laws.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available via the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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